                                As filed with the
            Securities and Exchange Commission on September 11, 1998

                                                      Registration No. 333-20761

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             LANVISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                          31-1455414
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                          One Financial Way, Suite 400
                           Cincinnati, Ohio 45242-5859
               (Address of principal executive offices) (Zip Code)

          Robert F. Golden and Jeffrey L. Van Voorhis Option Agreements
                            (Full title of the plan)

                                                          Copy To:
                                                       Alan J. Hartman
            J. Brian Patsy                              Legal Counsel
       LanVision Systems, Inc.                     LanVision Systems, Inc.
     One Financial Way, Suite 400                One Financial Way, Suite 400
     Cincinnati, Ohio 45242-5859                 Cincinnati, Ohio 45242-5859
            (513) 794-7100                              (513) 794-7115
            (Name, address and telephone number of agent for service)



The Registrant hereby amends the above referenced Registration Statement to add as a part of Exhibit 4.1(a) the Severance Agreement document attached hereto.

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Montgomery, State of Ohio, on this 9th day of September, 1998.

                                 LanVision Systems, Inc.


                                 By: /s/ J. BRIAN PATSY
                                     -------------------------------------------
                                     J. Brian Patsy, Chief Executive Officer